UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2006 (May 17, 2006)

WQN, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27751	75-2838415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

509 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: 212-774-3656

14911 Quorum Drive, Suite 140, Dallas, Texas, 75254
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 19, 2006, WQN, Inc., a Delaware corporation, (“WQN”) and its wholly-owned subsidiary Park Ave. Assoc. LLC, a Delaware limited liability company (“Park Ave. Delaware”), announced that it had entered into a Settlement Agreement, dated as of May 17, 2006 (the "Settlement Agreement"), by and among WQN, Park Ave. Delaware (WQN and Park Ave. Delaware are collectively referred to as the “WQN Parties” or the “Company”), Mark C. Hotton (“Hotton”), 154TH Street Corp. (“154TH Street”), Pioneer Ventures LLC (“Pioneer”), The Rising Child Foundation (“Rising Child”), Mark C. Hotton Trust (the “Hotton Trust”), Mark C. Hotton Living Trust (the “Hotton Living Trust”), Edward Johnson (“Johnson”), Park Ave. Assoc. LLC, a New Jersey limited liability company (“Park Ave. New Jersey”) (Hotton, 154th Street, Pioneer, Rising Child, the Hotton Trust, the Hotton Living Trust, Johnson and Park Ave. New Jersey are collectively referred to as the “Hotton Parties”), Dennis Spina (“Spina”), E. Denton Jones (“Jones”) and Cross Country Capital Partners LP (“Cross Country”) (Jones and Cross Country are collectively referred to as the “Jones Parties”).
The Hotton Parties will pay to WQN the agreed upon sum of two million ($2,000,000) dollars as follows: one million ($1,000,000) dollars upon the release of the Eastern District Funds (defined below); one million ($1,000,000) dollars in installments over a period of eighteen (18) months as follows: (i) one hundred fifty thousand ($150,000) dollars on or before the six (6) month anniversary of the date of the Settlement Agreement; (ii) one hundred fifty thousand ($150,000) dollars on or before the nine (9) month anniversary of the date of the Settlement Agreement; (iii) one hundred fifty thousand ($150,000) dollars on or before the one (1) year anniversary of the date of the Settlement Agreement; (iv) two hundred seventy-five thousand ($275,000) dollars on or before the fifteen (15) month anniversary of the date of the Settlement Agreement; and (v) two hundred seventy-five thousand ($275,000) dollars on or before the eighteen (18) month anniversary of the date of the Settlement Agreement. “Eastern District Funds” means certain monies deposited into an interest bearing account with the United States District Court, Eastern District of New York, with respect to a lawsuit pending in such court by and among Spina, the Jones Parties, Hotton and WQN. Contemporaneous with the entry into the Settlement Agreement, certain lawsuits involving various parties to the Settlement Agreement were dismissed with prejudice and the parties entered into general releases with each other.

(c) Exhibits.

Exhibit Number	Description
N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2006

WQN, INC.

By:	/s/ David S. Montoya
David S. Montoya Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
N/A